Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Fourth Quarter and Full-Year 2022 Results

Full-Year Results Meet or Exceed Guidance Across All Metrics; Outperformance Exhibited by Net Sales Growth of 11% When Excluding Divestitures, and Reduction of Net Debt Leverage to 2.16x

SUSSEX, WI, February 21, 2023 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), today reported results for the fourth quarter and full-year ended December 31, 2022.

Recent Highlights

•Increased Net Sales by 9%, or 11% when excluding divestitures, outperforming the 2022 guidance range of 8% to 10% growth when excluding divestitures, due to increased sales in all offerings.
•Delivered Net Earnings of $9 million in 2022 compared to $38 million in 2021, primarily due to higher 2021 net non-recurring earnings of $72.0 million ($54.0 million, net of 25% normalized tax) from asset sales and a property insurance gain.
•Achieved Adjusted EBITDA of $252 million in 2022, near the high end of the $235 million to $255 million guidance range, and an increase of $5 million compared to 2021 when excluding a $13 million property insurance gain in 2021.
•Grew Adjusted Diluted Earnings Per Share to $0.89 in 2022 compared to $0.60 in 2021.
•Generated $155 million of Net Cash from Operating Activities in 2022, an increase of $18 million compared to 2021, and Free Cash Flow of $94 million in 2022, an increase of $8 million compared to 2021.
•Reduced Net Debt by $489 million or 47% over the past three years, achieving Net Debt Leverage of 2.16x at December 31, 2022, and the lowest Net Debt Leverage since 2018.
•Provides 2023 guidance including using Free Cash Flow to reduce Net Debt Leverage to approximately 2.0x, the low end of our long-term targeted leverage range of 2.0x - 2.5x.

Joel Quadracci, Chairman, President & CEO of Quad, said: “We delivered strong 2022 results, outperforming our top-line guidance with an 11% increase in Net Sales when excluding divestitures. These results reflect increased sales in all our offerings, including increases in pricing to partially offset inflationary costs, print segment share gains from both new and existing clients, as well as continued growth in our Agency Solutions offerings and international locations. Our strategy as a marketing experience, or MX, company is effective. Increasingly, brands and marketers recognize the unique value that only Quad can provide through our integrated marketing platform. They are engaging us for holistic, multichannel, through-the-line solutions that remove friction and speed the marketing process, while improving results.

“Throughout 2022, we navigated multiple challenges, including paper and supply chain disruptions, inflationary cost pressures and labor shortages. We worked thoughtfully and diligently to mitigate the impact of these external factors on our business while proactively managing client expectations. Of note, we reduced Net Debt by 47% over the past three years and have a strong balance sheet that allows us to continue to make strategic investments in our business, accelerate our competitive position and drive profitable long-term growth.

“While we continue to see growth in the Agency Solutions part of our business, economic uncertainty has prompted some clients to take a more conservative approach to the start of the year and pull back on their near-term print advertising spend. As always, we take a disciplined approach to managing all aspects of our business and will continue to align our cost structure to revenue opportunities. At the same time, we will aggressively push forward on our growth strategy as an MX company. This includes increased investment in our people, processes and technology, including enhancing our Agency Solutions offerings and bringing aboard experienced business development professionals who can sell into our critical growth verticals.

“We remain committed to creating a better, more purposeful and sustainable way forward for all our stakeholders. We will remain nimble and adjust as necessary to changing economic conditions, while looking ahead for growth opportunities as an MX company.”

Summary Results

Results for the fourth quarter ended December 31, 2022, include:

•Net Sales — Net Sales were $885 million in the fourth quarter of 2022, an increase of 4% compared to the same period in 2021. Net Sales growth in the fourth quarter was driven by increased pricing to partially offset inflationary cost pressures and growth in the Company’s international locations and Targeted Print offerings.

•Net Loss — Net Loss was $9 million in the fourth quarter of 2022, an improvement of $12 million compared to the fourth quarter of 2021, which had a Net Loss of $21 million. This increase was due to increased earnings from Net Sales growth and higher productivity, partially offset by higher restructuring, impairment and transaction-related charges.

•Adjusted EBITDA — Adjusted EBITDA was $79 million in the fourth quarter of 2022, an increase of $19 million as compared to $60 million of Adjusted EBITDA in the same period in 2021. As expected, Adjusted EBITDA increased sequentially each quarter in 2022, with benefits from production labor staffing initiatives in the first half of 2022, resulting in more efficient operations, high on-time shipping and increased profits during our seasonal volume peak.

•Adjusted Diluted Earnings Per Share — Adjusted Diluted Earnings Per Share increased to $0.41 in the fourth quarter of 2022, as compared to $0.10 in the fourth quarter of 2021, primarily due to higher recurring earnings, as well as the beneficial impact from the Company’s repurchase of 3.1 million shares of Class A common stock for $10 million during 2022, representing more than 5% of outstanding shares.

Results for the year ended December 31, 2022, include:

Financial Metric	2022 Results	2022 Guidance
Annual Net Sales Change (1)	11% growth	8% to 10% growth
Full-Year Adjusted EBITDA	$252 million	$235 million to $255 million
Free Cash Flow	$94 million	$70 million to $90 million
Capital Expenditures	$60 million	$55 million to $65 million
Year-End Debt Leverage Ratio	2.16x	Approximately 2.25x
(1) Annual Net Sales Change excludes the Net Sales impact from the divestiture of QuadExpress, which was sold on June 30, 2021.

•Net Sales — Net Sales were $3.2 billion in 2022, up 9% from the same period in 2021, or up 11% year-over-year excluding the impact of the QuadExpress divestiture. Net Sales growth was achieved due to increased sales in all offerings.

•Net Earnings — Net Earnings were $9 million in 2022 as compared to Net Earnings of $38 million in 2021. The decrease was primarily due to higher 2021 net non-recurring earnings of $72.0 million ($54.0 million, net of 25% normalized tax) from $51.2 million in net gains from asset sales and a property insurance gain in 2021 compared to $20.8 million in net losses from asset sales in 2022.

•Adjusted EBITDA — Adjusted EBITDA was $252 million in 2022 as compared to $261 million of Adjusted EBITDA in 2021. The decline was primarily due to cost inflation, investments made in hiring and training labor in the first half of 2022 in advance of the peak production season in the second half of the year, the negative impact of supply chain disruptions and a $13 million property insurance gain in 2021, partially offset by increased earnings from Net Sales growth.

•Adjusted Diluted Earnings Per Share — Adjusted Diluted Earnings Per Share increased to $0.89 in 2022, as compared to $0.60 in 2021, due to higher recurring earnings as well as the beneficial impact from the Company’s $10 million of share repurchases during 2022.

•Net Cash Provided by Operating Activities and Free Cash Flow — Net Cash Provided by Operating Activities was $155 million in 2022, compared to $137 million in 2021. Free Cash Flow was $94 million in 2022, an increase of $8 million compared to 2021. The increase in Free Cash Flow was due to the increased Net Cash Provided by Operating Activities, partially offset by a $10 million increase in capital expenditures. The Company dedicates significant capital to automation with $60 million of capital expenditures in 2022 and intends to increase its capital expenditures spend in 2023.

•Net Debt — Debt less cash and cash equivalents decreased by $79 million to $545 million at December 31, 2022, as compared to $624 million at December 31, 2021. The Debt Leverage Ratio decreased 23 basis points to 2.16x at December 31, 2022, from 2.39x at December 31, 2021.

2023 Guidance

The Company’s full-year 2023 financial guidance is as follows:

Financial Metric	2023 Guidance
Annual Net Sales Change	0% to 5% decline
Full-Year Adjusted EBITDA	$210 million to $250 million
Free Cash Flow	$50 million to $90 million
Capital Expenditures	$65 million to $75 million
Year-End Debt Leverage Ratio (1)	Approximately 2.0x
(1) Debt Leverage Ratio is calculated at the midpoint of the Adjusted EBITDA guidance.

Tony Staniak, CFO of Quad, said: “We ended 2022 strong and exceeded our guidance ranges by delivering 11% Net Sales growth in 2022, excluding divestitures, and generating Free Cash Flow of $94 million to reduce Net Debt Leverage to 2.16x. As we look forward, in 2023 we anticipate continued growth in our Agency Solutions offerings; however, with economic uncertainty, we expect the decrease in Net Sales and Adjusted EBITDA from lower print volumes will exceed the benefits from ongoing Agency growth. We are a strong Free Cash Flow generator and we plan to continue using our Free Cash Flow to reduce debt and achieve Net Debt Leverage of 2.0x by the end of 2023, at the low end of our long-term desired range of 2.0x-2.5x. By the end of 2023, we expect to have paid off $564 million of debt, which would be a 55% debt reduction, since January 1, 2020. This significant progress will enable us to continue to invest in our growth as a marketing experience company and seek opportunities to return capital to shareholders, while ensuring Quad’s continued financial strength.”

Quarterly Conference Call

Quad will hold a conference call at 10 a.m. ET on Wednesday, February 22, to discuss fourth quarter and full-year 2022 results. As part of the conference call, Quad will conduct a question-and-answer session. Investors are invited to email their questions in advance to IR@quad.com.

Participants can pre-register for the webcast by navigating to https://dpregister.com/sreg/10174410/f584df1a04. Participants will be given a unique PIN to gain immediate access to the call on February 22, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

• U.S. Toll-Free: 1-877-328-5508
• International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. In addition, telephone playback will also be available until March 22, 2023, accessible as follows:

• U.S. Toll-Free: 1-877-344-7529
• International Toll: 1-412-317-0088
• Replay Access Code: 7664601

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in a highly competitive environment creates downward pricing pressures and potential under-utilization of assets; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials, including paper and the materials to manufacture ink) and the impact of fluctuations in the availability of raw materials, including paper, parts for equipment and the materials to manufacture ink; the impact macroeconomic conditions, including inflation, rising interest rates and recessionary concerns, as well as ongoing supply chain challenges, labor availability and cost pressures, distribution challenges and the COVID-19 pandemic, have had, and may continue to have, on the Company’s business, financial condition, cash flows and results of operations (including future uncertain impacts); the impact of increased business complexity as a result of the Company’s transformation to a marketing experience company; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of changes in postal rates, service levels or regulations, including delivery delays; the failure to attract and retain qualified talent across the enterprise; the impact of a data-breach of sensitive information, ransomware attack or other cyber incident on the Company; the fragility and decline in overall distribution channels; the impact of digital media and similar technological changes, including digital substitution by consumers; the impact negative publicity could have on our business and brand reputation; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of risks associated with the operations outside of the United States, including trade restrictions, currency fluctuations, the global economy, costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents, and geopolitical events like war and terrorism; the COVID-19 pandemic continues to negatively affect the Company’s business, financial condition, cash flows, results of operations, supply chain and raw materials availability, as well as client demand (including future uncertain impacts); the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; significant investments may be needed to maintain the Company’s platforms, processes, systems, client and product technology, marketing and talent, and to remain technologically and economically competitive; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts macroeconomic conditions may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense, depreciation and amortization, restructuring, impairment and transaction-related charges, gains from sale and leaseback, loss on debt extinguishment, equity in earnings of unconsolidated entity, and the Adjusted EBITDA for unconsolidated equity method investments (calculated in a consistent manner with the calculation for Quad). Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings Per Share is defined as earnings (loss) before income taxes and equity in earnings of unconsolidated entity excluding restructuring, impairment and transaction-related charges, gains from sale and leaseback, loss on debt extinguishment and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad
Quad (NYSE: QUAD) is a global marketing experience company that gives brands a more streamlined, impactful, flexible and frictionless way to go to market and reach consumers. Quad’s strategic priorities are powered by three key competitive advantages that include integrated marketing platform excellence, ongoing innovation, and culture and social purpose. The company’s integrated marketing platform is powered by a set of core specialties including strategy and consulting, data and analytics, technology solutions, media services, creative and content solutions, and managed services.

Serving more than 2,900 clients, Quad has approximately 15,000 people working in 14 countries around the world.

Please visit quad.com for more information.

Investor Relations Contact

Katie Krebsbach
Investor Relations Manager, Quad
414-566-4247
kkrebsbach@quad.com

Media Contact

Claire Ho
Director of Corporate Communications, Quad
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2022 and 2021
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2022	2021
Net sales	$885.2	$854.6
Cost of sales	707.6	701.8
Selling, general and administrative expenses	101.8	96.7
Depreciation and amortization	34.7	38.0
Restructuring, impairment and transaction-related charges	32.4	22.3
Total operating expenses	876.5	858.8
Operating income (loss)	8.7	(4.2)
Interest expense	16.1	14.5
Net pension income	(3.1)	(3.5)
Loss on debt extinguishment	—	0.7
Loss before income taxes and equity in earnings of unconsolidated entity	(4.3)	(15.9)
Income tax expense	4.4	5.4
Loss before equity in earnings of unconsolidated entity	(8.7)	(21.3)
Equity in earnings of unconsolidated entity	—	(0.2)
Net loss	$(8.7)	$(21.1)

Loss per share
Basic and diluted	$(0.18)	$(0.41)

Weighted average number of common shares outstanding
Basic and diluted	49.1	51.3

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2022 and 2021
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2022	2021
Net sales	$3,217.0	$2,960.4
Cost of sales	2,618.8	2,389.9
Selling, general and administrative expenses	358.6	326.0
Gains from sale and leaseback	—	(24.5)
Depreciation and amortization	141.3	157.3
Restructuring, impairment and transaction-related charges	44.8	18.9
Total operating expenses	3,163.5	2,867.6
Operating income	53.5	92.8
Interest expense	48.4	59.6
Net pension income	(12.6)	(14.5)
Loss on debt extinguishment	—	0.7
Earnings before income taxes and equity in earnings of unconsolidated entity	17.7	47.0
Income tax expense	8.4	9.5
Earnings before equity in earnings of unconsolidated entity	9.3	37.5
Equity in earnings of unconsolidated entity	—	(0.3)
Net earnings	$9.3	$37.8

Earnings per share
Basic	$0.18	$0.74
Diluted	$0.18	$0.71

Weighted average number of common shares outstanding
Basic	50.7	51.3
Diluted	52.5	53.0

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2022 and 2021
(in millions)
(UNAUDITED)

	December 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$25.2	$179.9
Receivables, less allowances for credit losses	372.6	362.0
Inventories	260.7	226.2
Prepaid expenses and other current assets	46.0	41.0
Total current assets	704.5	809.1

Property, plant and equipment—net	672.1	727.0
Operating lease right-of-use assets—net	111.1	125.7
Goodwill	86.4	86.4
Other intangible assets—net	46.9	75.3
Other long-term assets	80.8	66.5
Total assets	$1,701.8	$1,890.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$456.6	$367.3
Other current liabilities	249.1	314.3
Short-term debt and current portion of long-term debt	61.1	245.6
Current portion of finance lease obligations	0.8	1.8
Current portion of operating lease obligations	27.8	28.1
Total current liabilities	795.4	957.1

Long-term debt	506.7	554.9
Finance lease obligations	1.6	1.4
Operating lease obligations	87.1	99.8
Deferred income taxes	9.3	11.9
Other long-term liabilities	128.8	128.1
Total liabilities	1,528.9	1,753.2

Shareholders’ Equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	841.8	839.3
Treasury stock, at cost	(23.5)	(14.9)
Accumulated deficit	(518.5)	(527.8)
Accumulated other comprehensive loss	(128.3)	(161.2)
Total shareholders’ equity	172.9	136.8
Total liabilities and shareholders’ equity	$1,701.8	$1,890.0

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2022 and 2021
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2022	2021
OPERATING ACTIVITIES
Net earnings	$9.3	$37.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	141.3	157.3
Impairment charges	2.2	34.9
Stock-based compensation	6.0	6.2
Gain on the sale or disposal of property, plant and equipment	(2.3)	(49.0)
(Gain) loss on the sale of a business	23.1	(20.9)
Gain from a property insurance claim	—	(13.4)
Deferred income taxes	2.4	5.3
Other non-cash adjustments to net earnings	2.2	1.6
Changes in operating assets and liabilities - net of acquisitions and divestitures	(29.6)	(23.3)
Net cash provided by operating activities	154.6	136.5

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(60.3)	(50.0)
Cost investment in unconsolidated entities	(3.3)	(1.4)
Proceeds from the sale of property, plant and equipment	4.6	126.3
Proceeds from the sale of a business	—	39.7
Proceeds from a property insurance claim	—	15.0
Acquisition of a business	(2.6)	—
Other investing activities	1.1	(0.2)
Net cash (used in) provided by investing activities	(60.5)	129.4

FINANCING ACTIVITIES
Payments of current and long-term debt	(235.9)	(139.5)
Payments of finance lease obligations	(2.1)	(3.0)
Borrowings on revolving credit facilities	995.7	445.1
Payments on revolving credit facilities	(995.0)	(440.5)
Proceeds from issuance of long-term debt	3.1	15.9
Payments of debt issuance costs and financing fees	—	(5.9)
Change in ownership of noncontrolling interests	—	(1.9)
Purchases of treasury stock	(10.0)	—
Equity awards redeemed to pay employees’ tax obligations	(2.5)	(1.1)
Payment of cash dividends	(1.4)	(1.4)
Other financing activities	(0.6)	(8.6)
Net cash used in financing activities	(248.7)	(140.9)

Effect of exchange rates on cash and cash equivalents	(0.1)	(0.3)

Net increase (decrease) in cash and cash equivalents	(154.7)	124.7

Cash and cash equivalents at beginning of year	179.9	55.2

Cash and cash equivalents at end of year	$25.2	$179.9

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months and Years Ended December 31, 2022 and 2021
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended December 31, 2022
United States Print and Related Services	$781.1	$43.3	$5.0
International	104.1	(20.0)	26.2
Total operating segments	885.2	23.3	31.2
Corporate	—	(14.6)	1.2
Total	$885.2	$8.7	$32.4

Three months ended December 31, 2021
United States Print and Related Services	$758.8	$38.7	$(8.4)
International	95.8	(24.2)	29.5
Total operating segments	854.6	14.5	21.1
Corporate	—	(18.7)	1.2
Total	$854.6	$(4.2)	$22.3

Year ended December 31, 2022
United States Print and Related Services	$2,794.7	$108.3	$12.1
International	422.3	(4.5)	30.7
Total operating segments	3,217.0	103.8	42.8
Corporate	—	(50.3)	2.0
Total	$3,217.0	$53.5	$44.8

Year ended December 31, 2021
United States Print and Related Services	$2,628.6	$163.1	$(14.5)
International	331.8	(16.1)	31.3
Total operating segments	2,960.4	147.0	16.8
Corporate	—	(54.2)	2.1
Total	$2,960.4	$92.8	$18.9
______________________________
(1)Restructuring, impairment and transaction-related charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended December 31, 2022 and 2021
(in millions)
(UNAUDITED)

	Three Months Ended December 31,
	2022	2021
Net loss	$(8.7)	$(21.1)
Interest expense	16.1	14.5
Income tax expense	4.4	5.4
Depreciation and amortization	34.7	38.0
EBITDA (Non-GAAP)	$46.5	$36.8
EBITDA Margin (Non-GAAP)	5.3%	4.3%

Restructuring, impairment and transaction-related charges (1)	32.4	22.3
Loss on debt extinguishment (2)	—	0.7
Other (3)	—	0.1
Adjusted EBITDA (Non-GAAP) (4)	$78.9	$59.9
Adjusted EBITDA Margin (Non-GAAP)	8.9%	7.0%
______________________________
(1)Operating results for the three months ended December 31, 2022 and 2021, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended December 31,
	2022	2021
Employee termination charges (a)	$4.5	$1.4
Impairment charges (b)	1.6	32.9
Transaction-related charges (c)	1.2	0.2
Integration costs (d)	0.3	—
Other restructuring charges (e)	24.8	(12.2)
Restructuring, impairment and transaction-related charges	$32.4	$22.3
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations, as well as other capacity reduction and strategic divestiture activities, including a $32.1 million non-cash impairment charge related to the Company’s decision to sell the investment in Brazil during the three months ended December 31, 2021.
(c)Transaction-related charges consisted primarily of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily related to the integration of acquired companies.
(e)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of gains on the sale of facilities for the three months ended December 31, 2021. A $23.1 million loss on the sale of its Argentina print business was recognized during the three months ended December 31, 2022.
(2)The $0.7 million loss on debt extinguishment recorded during the year ended December 31, 2021, relates to a $0.5 million non-cash loss on debt extinguishment recorded during the fourth quarter of 2021, primarily related to the repurchase of the Company’s unsecured 7.0% senior notes due May 1, 2022, and a $0.2 million non-cash loss on debt extinguishment from the fifth amendment to the Company’s April 28, 2014 Senior Secured Credit Facility, completed on November 2, 2021.
(3)Other includes the following items: (a) the equity in earnings of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; and (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad.
(4)The Company made a change in its definition of Adjusted EBITDA to include net pension income. This change is reflected in both periods presented.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Years Ended December 31, 2022 and 2021
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2022	2021
Net earnings	$9.3	$37.8
Interest expense	48.4	59.6
Income tax expense	8.4	9.5
Depreciation and amortization	141.3	157.3
EBITDA (Non-GAAP)	$207.4	$264.2
EBITDA Margin (Non-GAAP)	6.4%	8.9%

Restructuring, impairment and transaction-related charges (1)	44.8	18.9
Gains from sale and leaseback (2)	—	(24.5)
Loss on debt extinguishment (3)	—	0.7
Other (4)	—	1.2
Adjusted EBITDA (Non-GAAP) (5)	$252.2	$260.5
Adjusted EBITDA Margin (Non-GAAP)	7.8%	8.8%
_________________________________
(1)Operating results for the years ended December 31, 2022 and 2021, were affected by the following restructuring, impairment and transaction-related charges:

	Year Ended December 31,
	2022	2021
Employee termination charges (a)	$7.3	$9.9
Impairment charges (b)	2.2	34.9
Transaction-related charges (c)	2.0	0.6
Integration costs (d)	0.7	—
Other restructuring charges (e)	32.6	(26.5)
Restructuring, impairment and transaction-related charges	$44.8	$18.9
________________________________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations, as well as other capacity reduction and strategic divestiture activities, including a $32.1 million non-cash impairment charge related to the Company’s decision to sell the investment in Brazil during the year ended December 31, 2021.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily related to the integration of acquired companies.
(e)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of gains on the sale of facilities for the year ended December 31, 2021. A $23.1 million loss on the sale of its Argentina print business and a $20.9 million gain on the sale of the Company’s third party logistics business were recognized during the years ended December 31, 2022 and 2021, respectively.
(2)The Company executed sale and leaseback transactions of its Chalfont, Pennsylvania and West Allis, Wisconsin facilities resulting in $24.5 million in gains during the year ended December 31, 2021.
(3)The $0.7 million loss on debt extinguishment recorded during the year ended December 31, 2021, relates to a $0.5 million non-cash loss on debt extinguishment recorded during the fourth quarter of 2021, primarily related to the repurchase of the Company’s unsecured 7.0% senior notes due May 1, 2022, and a $0.2 million non-cash loss on debt extinguishment from the fifth amendment to the Company’s April 28, 2014 Senior Secured Credit Facility, completed on November 2, 2021.
(4)Other includes the following items: (a) the equity in earnings of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; and (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad.

(5)The Company made a change in its definition of Adjusted EBITDA to include net pension income. This change is reflected in both periods presented.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Years Ended December 31, 2022 and 2021
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2022	2021
Net cash provided by operating activities	$154.6	$136.5

Less: purchases of property, plant and equipment	(60.3)	(50.0)

Free Cash Flow (Non-GAAP)	$94.3	$86.5

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET DEBT AND DEBT LEVERAGE RATIO
As of December 31, 2022 and 2021
(in millions, except ratio)
(UNAUDITED)

	December 31, 2022		December 31, 2021
Total debt and finance lease obligations on the condensed consolidated balance sheets	$570.2		$803.7
Less: Cash and cash equivalents	25.2		179.9
Net Debt (Non-GAAP)	$545.0		$623.8

Divided by: Adjusted EBITDA for the year ended (Non-GAAP) (1)	$252.2		$260.5

Debt Leverage Ratio (Non-GAAP)	2.16	x	2.39	x
______________________________
(1)The Company made a change in its definition of Adjusted EBITDA to include net pension income. This change is reflected in both periods presented.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended December 31, 2022 and 2021
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2022	2021
Loss before income taxes and equity in earnings of unconsolidated entity	$(4.3)	$(15.9)

Restructuring, impairment and transaction-related charges	32.4	22.3
Loss on debt extinguishment	—	0.7
Adjusted net earnings, before income taxes (Non-GAAP)	28.1	7.1

Income tax expense at 25% normalized tax rate	7.0	1.8
Adjusted net earnings (Non-GAAP)	$21.1	$5.3

Basic weighted average number of common shares outstanding	49.1	51.3
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	1.8	2.2
Diluted weighted average number of common shares outstanding (Non-GAAP)	50.9	53.5

Adjusted diluted earnings per share (Non-GAAP) (1)	$0.41	$0.10

Diluted loss per share (GAAP)	$(0.18)	$(0.41)
Restructuring, impairment and transaction-related charges per share	0.64	0.42
Income tax expense from condensed consolidated statement of operations per share	0.09	0.11
Income tax expense at 25% normalized tax rate per share	(0.14)	(0.02)
Adjusted diluted earnings per share (Non-GAAP) (1)	$0.41	$0.10
______________________________
(1)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) loss on debt extinguishment; (iii) discrete income tax items; and (iv) equity in earnings of unconsolidated entity.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Years Ended December 31, 2022 and 2021
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2022	2021
Earnings before income taxes and equity in earnings of unconsolidated entity	$17.7	$47.0

Restructuring, impairment and transaction-related charges	44.8	18.9
Gains from sale and leaseback	—	(24.5)
Loss on debt extinguishment	—	0.7
Adjusted net earnings, before income taxes (Non-GAAP)	62.5	42.1

Income tax expense at 25% normalized tax rate	15.6	10.5
Adjusted net earnings (Non-GAAP)	$46.9	$31.6

Basic weighted average number of common shares outstanding	50.7	51.3
Plus: effect of dilutive equity incentive instruments	1.8	1.7
Diluted weighted average number of common shares outstanding	52.5	53.0

Adjusted diluted earnings per share (Non-GAAP) (1)	$0.89	$0.60

Diluted earnings per share (GAAP)	$0.18	$0.71
Restructuring, impairment and transaction-related charges per share	0.85	0.36
Gains from sale and leaseback per share	—	(0.46)
Loss on debt extinguishment per share	—	0.01
Income tax expense from condensed consolidated statement of operations per share	0.16	0.18
Income tax expense at 25% normalized tax rate per share	(0.30)	(0.20)
Adjusted diluted earnings per share (Non-GAAP) (1)	$0.89	$0.60
______________________________
(1)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) gains from sale and leaseback; (iii) loss on debt extinguishment; (iv) discrete income tax items; and (v) equity in earnings of unconsolidated entity.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.